As filed with the Securities and Exchange Commission on July 24, 2006

Registration No. 333-133845

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BMW FINANCIAL SERVICES NA, LLC
(Sponsor of the Trusts described herein)

BMW FS SECURITIES LLC

(Depositor of the Trusts described herein)
(Exact name of registrant as specified in its charter)

Delaware	7515	22-3784653
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

\

______________________________________

300 Chestnut Ridge Road

Woodcliff Lake, New Jersey 07677

(201) 307-4000

(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

Reed D. Auerbach, Esq. MCKEE NELSON LLP One Battery Park Plaza, 34th Floor New York, New York 10004 (917) 777-4200	Daniel J. Mette, Esq. WEIL, GOTSHAL & MANGES LLP 767 Fifth Avenue New York, New York 10153 (212) 310-8749

(Name, Address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    [   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:    [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    [   ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    [   ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    [   ]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(1)(3)
Asset-Backed Notes and Asset-Backed Certificates	$1,562,118,000	100%	$1,562,118,000	$107.00

(1)  Pursuant to Rule 457(p) of the Securities Act of 1933, of the asset-backed notes and certificates (collectively, “securities”) previously registered on Form S-3 by the Registrant (File No. 333-122561), we are carrying forward $1,561,118,000 to this Registration Statement.  The Registrant previously paid the Commission a filing fee of approximately $167,039.63 that is attributable to the securities being carried forward.  In connection with this Registration Statement, the filing fee is $107.00, which represents the filing fee for an additional $1,000,000 of securities that were not previously registered with the Commission. In connection with this Registration Statement, we have previously paid the Commission a filing fee of $107.00.  The Prospectus included in this Registration Statement also relates to the above mentioned Registration Statement (Registration Statement No. 333-122561) as permitted by Rule 429.

(2) Estimated solely for the purpose of calculating the registration fee.
(3) Calculated pursuant to Rule 457 (a) of the Securities Act of 1933.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

INTRODUCTORY NOTE

THIS REGISTRATION STATEMENT CONTAINS (I) A PROSPECTUS RELATING TO THE OFFERING OF ONE OR MORE SERIES OF ASSET BACKED NOTES AND/OR ASSET BACKED CERTIFICATES BY VARIOUS TRUSTS CREATED FROM TIME TO TIME BY BMW FS SECURITIES LLC AND (II) A FORM OF PROSPECTUS SUPPLEMENT RELATING TO THE OFFERING BY EACH SEPARATE TRUST OF A PARTICULAR SERIES OF ASSET BACKED NOTES DESCRIBED IN THE PROSPECTUS SUPPLEMENT. THE FORM OF PROSPECTUS SUPPLEMENT RELATES ONLY TO THE SECURITIES DESCRIBED THEREIN AND IS A FORM WHICH MAY BE USED BY BMW FS SECURITIES LLC TO OFFER ASSET BACKED NOTES UNDER THIS REGISTRATION STATEMENT.

In addition, if and to the extent required by applicable law, the Prospectus and the related Prospectus Supplement will also be used after the completion of the related offering in connection with certain offers and sales related to market-making transactions in the offered securities.  In order to register under Rule 415 those securities which may be offered and sold in market-making transactions, the appropriate box on the cover page of the Registration Statement has been checked and the undertakings required by Item 512(a) of Regulation S-X have been included in Item 17 of Part II.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions:

Registration Fee	$107
Legal Fees and Expenses	$100,000
Accounting Fees and Expenses	$25,000
Rating Agency Fees	$150,000
Trustee’s Fees and Expenses	$5,000
Printing Expenses	$10,000
Miscellaneous	$0

Total	$290,107

*  To be completed by amendment

Item 15.  Indemnification of Directors and Officers.

Section 18-108 of the Limited Liability Company Act of Delaware empowers a limited liability company, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The Limited Liability Company Agreement (“LLC Agreement”) of BMW FS Securities LLC (the “Registrant”) provides that the Registrant shall defend, indemnify and save harmless each of its members from and against all claims, losses, damages, costs, expense, demands, liabilities, obligations, liens, encumbrances, rights of action or attorneys' fees sustained by reason of any act performed, or omitted to be performed, in good faith and without gross negligence or willful misconduct, within the scope of its authority expressly conferred by the LLC Agreement, to the fullest extent permitted by applicable law in effect on the date of the LLC Agreement and to such greater extent as applicable law may thereafter from time to time permit. Such indemnity shall not be construed to limit or diminish the coverage of each member under any insurance obtained by the Registrant and payment shall not be a condition precedent to any indemnification provided in the LLC Agreement.

Reference is also made to the form of Underwriting Agreement filed as Exhibit 1.1 hereto among the Registrant, BMW Financial Services, NA, LLC and the underwriters named therein, (see Exhibit 1.1), which provides for indemnification by and of the Registrant in certain circumstances.

Item 16.  Exhibits

1.1*

Form of Underwriting Agreement (1)

3.1*

Certificate of Formation of BMW FS Securities LLC (1)

3.2*

Limited Liability Company Agreement of BMW FS Securities LLC between BMW Financial Services NA, LLC and BMW FS Receivables Corporation (1)

3.3*

Form of Trust Agreement (with Form of Certificate of Trust Attached) (1)

4.1*

Form of Indenture between the Trust and the Indenture Trustee (including forms of Notes)

5.1*

Opinion of Weil, Gotshal & Manges LLP with respect to legality

8.1*

Opinion of Weil, Gotshal & Manges LLP with respect to federal income tax matters

10.1*

Form of Amended and Restated Trust Agreement between the Registrant and the Owner Trustee

10.2*

Form of Sale and Servicing Agreement among the Registrant, BMW Financial Services NA, LLC, the Trust and the Indenture Trustee

10.3*

Form of Owner Trust Administration Agreement among the Administrator, the Indenture Trustee and the Trust

10.4*

Form of Receivables Purchase Agreement between the Registrant and BMW Financial Services NA, LLC

23.1*

Consent of Weil, Gotshal & Manges LLP (included in Exhibits 5.1 and 8.1)

24.1*

Power of Attorney (included on Signature Pages)

25.1**

Statement of Eligibility and Qualification of the Indenture Trustee on Form T-1

* Previously filed; incorporated by reference

** To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act at the time of an offering of debt securities.

(1) Incorporated by reference to Amendment No. 1 to Registration Statement on Form S-3 (Reg. No. 333-122561), filed with the SEC by the Registrant on March 7, 2005.

Item 17.  Undertakings

(a)    As to Rule 415: The undersigned registrant hereby undertakes:

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial "bona fide" offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned undertakes that in a primary offering of securities of the undersigned pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned or used or referred to by the undersigned;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned or its securities provided by or on behalf of the undersigned; and

(iv)

Any other communication that is an offer in the offering made by the undersigned to the purchaser.

(5)

That, for the purpose of determining liability under the Securities Act to any purchaser:

If the registrant is relying on Rule 430B of the Securities Act:

       (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) of the Securities Act shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

       (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) of the Securities Act as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) of the Securities Act for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)    As to documents subsequently filed that are incorporated by reference: The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial "bona fide" offering thereof.

(c)    As to indemnification: Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

(d)    As to Rule 430A: The undersigned registrant hereby undertakes that:

(1)    For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus files as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial "bona fide" offering thereof.

(e)

Undertaking in respect of qualification of Indentures under the Trust Indenture Act of 1939.

The Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

(f)

The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g)  The registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement.  In addition, the Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in this Registration Statement if a subsequent update or change is made to the information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3/A and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodcliff Lake, State of New Jersey, on July 24, 2006.

BMW FS SECURITIES LLC

    (Registrant)

By: _/s/ Edward A. Robinson______

Name: Edward A. Robinson

Title:   President

By: _/s/ Joachim Herr______

Name: Joachim Herr

Title:   Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
_/s/ Edward A. Robinson______ Name: Edward A. Robinson	Member of the Management Committee of the Managing Member of BMW FS Securities LLC and President of BMW FS Securities LLC (Principal Executive Officer)	July 24, 2006
_/s/ Kerstin Zerbst_____ Name: Kerstin Zerbst	Vice President of Finance of BMW FS Securities LLC (Principal Financial and Accounting Officer)	July 24, 2006
_/s/ Joachim Herr________ Name: Joachim Herr	Treasurer of BMW FS Securities LLC	July 24, 2006
_/s/ Robert E. Devine______ Name: Robert E. Devine	Member of the Management Committee of the Managing Member of BMW FS Securities LLC	July 24, 2006

 EXHIBIT INDEX

1.1*

Form of Underwriting Agreement (1)

3.1*

Certificate of Formation of BMW FS Securities LLC (1)

3.2*

Limited Liability Company Agreement of BMW FS Securities LLC between BMW Financial Services NA, LLC and BMW FS Receivables Corporation (1)

3.3*

Form of Trust Agreement (with Form of Certificate of Trust Attached) (1)

4.1*

Form of Indenture between the Trust and the Indenture Trustee (including forms of Notes)

5.1*

Opinion of Weil, Gotshal & Manges LLP with respect to legality

8.1*

Opinion of Weil, Gotshal & Manges LLP with respect to federal income tax matters

10.1*

Form of Amended and Restated Trust Agreement between the Registrant and the Owner Trustee

10.2*

Form of Sale and Servicing Agreement among the Registrant, BMW Financial Services NA, LLC, the Trust and the Indenture Trustee

10.3*

Form of Owner Trust Administration Agreement among the Administrator, the Indenture Trustee and the Trust

10.4*

Form of Receivables Purchase Agreement between the Registrant and BMW Financial Services NA, LLC

23.1*

Consent of Weil, Gotshal & Manges LLP (included in Exhibits 5.1 and 8.1)

24.1*

Power of Attorney (included on Signature Pages)

25.1**

Statement of Eligibility and Qualification of the Indenture Trustee on Form T-1

* Previously filed; incorporated by reference

** To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act at the time of an offering of debt securities.

(1) Incorporated by reference to Amendment No. 1 to Registration Statement on Form S-3 (Reg. No. 333-122561), filed with the SEC by the Registrant on March 7, 2005.